SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PRIMEDIA INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share ("Common Stock"), of the Registrant

(2) Aggregate number of securities to which transaction applies: 254,605,461

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PRIMEDIA Inc.

CHARLES G. McCURDY INTERIM CHIEF EXECUTIVE OFFICER AND PRESIDENT	745 FIFTH AVENUE NEW YORK, NY 10151

April 29, 2003

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of PRIMEDIA Inc. (the "Company"). The meeting will be held at 10:00 a.m. on Thursday, May 14, 2003, at the Four Seasons Hotel, 57 East 57th St., New York, New York 10022.

Information regarding the business to be conducted at the meeting is set forth in the following formal Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, you will be asked to vote upon the items described in the Notice and then I will report on the Company. You will have an opportunity to meet me and the other members of senior management and to ask questions about the items under consideration as well as other matters relating to the Company's business.

Your vote is important. Therefore, after you read the Notice of Annual Meeting and Proxy Statement, please complete and return promptly the enclosed form of proxy to ensure that your shares will be represented. A return envelope is enclosed. For your convenience, you can also vote by phone or on-line. You may revoke your proxy at any time before it is exercised at the meeting. Accordingly, you should vote your proxy even if you plan to attend the meeting.

I am looking forward to receiving your proxy and meeting you on May 14.

                      Sincerely,

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, May 14, 2003

To the Stockholders of
PRIMEDIA Inc.:

The annual meeting of stockholders of PRIMEDIA Inc. will be held on Wednesday, May 14, 2003, at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022 at 10:00 a.m. to:

(1)  Elect ten directors;

(2)  Act upon the selection of auditors for the fiscal year ending December 31, 2003; and

(3)  Transact such other business as may properly come before the meeting.

Only holders of record of common stock of the Company, $.01 par value, at the close of business on April 3, 2003, will be entitled to vote at the meeting.

                        Beverly C. Chell
                         Vice Chairman and Secretary

April 29, 2003

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished by the Board of Directors (the "Board") of PRIMEDIA Inc. (the "Company" or "PRIMEDIA" and, where appropriate, together with its subsidiaries), in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, May 14, 2003, at 10:00 a.m., at the Four Seasons Hotel, 57 East 57th St., New York, NY 10022 and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about April 29, 2003. Holders of record of common stock of the Company, $.01 par value (the "Common Stock"), at the close of business on April 3, 2003, will be entitled to one vote for each share held on all matters to come before the meeting. On April 3, 2003, there were outstanding 259,268,723 shares of Common Stock. Stockholders are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. Alternatively, stockholders may vote via the Internet or by telephone as indicated on the enclosed materials.

The proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

The cost of the preparation of proxy materials and the solicitation of proxies will be borne by the Company.

Voting at the Meeting

A majority of the votes entitled to vote on matters at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

Each matter to be voted on requires a majority of the votes cast. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies will be kept confidential, except as necessary to meet legal requirements. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

ELECTION OF DIRECTORS

Board of Directors

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month as well as by operating and financial reports made at Board and committee meetings by the Chairman of the Board and other officers.

Regular meetings of the Board are held each calendar quarter. The organizational meeting will follow immediately after the annual meeting of stockholders. The Board held four meetings in 2002 and also acted by unanimous written consent.

Committees of the Board

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes regular committee memberships currently held by each nominee.

The Audit Committee in accordance with its duties and obligations set forth in the Audit Committee Charter attached to this proxy statement as Annex A, meets with management, the Company's independent auditors and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee engages the Company's independent auditors, discusses with the independent auditors their audit scope and, in connection with determining their independence, reviews the services performed by the independent auditors. The Committee met nine times in 2002. Professor Meyer Feldberg, David Bell and H. John Greeniaus presently serve as the members of the Audit Committee. All such members of the Audit Committee meet the applicable standards for independence including those set by the New York Stock Exchange. With respect to Mr. Bell and Professor Feldberg, the Board of Directors determined that Mr. Bell and Professor Feldberg each meet the requirements for independence after full disclosure, in the case of Mr. Bell, of the existence of certain business relationships between the Company and the Interpublic Group of Companies, of which Mr. Bell is Chairman and Chief Executive Officer (principally the purchase of advertising in the Company's media as an advertising agency on behalf of clients) and, in the case of Professor Feldberg, of annual contributions made by the Company and certain of its affiliates to the Columbia Graduate School of Business, of which Professor Feldberg is Dean.

The Compensation Committee is responsible for administering the Company's compensation programs and remuneration arrangements for its senior executives, including the chief executive officer. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of Henry R. Kravis, Perry Golkin and Joseph Bae and met twice in 2002. To meet the requirements for deductability of certain executive compensation under the Internal Revenue Code of 1986, as amended (the "Code"), the Company established in 1999 the Special Compensation Committee, consisting of Professor Feldberg and Mr. Greeniaus, which acted by unanimous written consent in 2002.

The Executive Committee, which consists of Messrs. Kravis, Golkin and Bae has authority to act for the Board on all matters during intervals between Board meetings. Prior to Mr. Rogers' resignation from the Company in April 2003, Mr. Rogers was a member of the Executive Committee. This committee acted by unanimous written consent during 2002.

The Nominees

It is proposed that ten directors be elected to hold office until the next annual meeting of stockholders and until their successors have been elected. Unless otherwise marked or indicated a proxy will be voted for such persons. Former Chairman of the Board and Chief Executive Officer Thomas S. Rogers resigned from the Company in April 2003. This decision was made mutually by Mr. Rogers and the Board of Directors of the Company based on differences regarding the future direction of the Company. Dean Nelson was elected to fill the vacancy on the Board created by that resignation. Mr. Nelson was also elected Interim Chairman of the Board. Each of the other nominees was elected at the last Annual Meeting as a director.

The average attendance of the Board and all of its committees during 2002 was over 90%.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

The Board of Directors recommends that you vote FOR the nominees described below.

Joseph Y. Bae Director Age: 31
Mr. Bae became a director in April 2002. Mr. Bae is a limited partner of KKR Associates and has been an executive of KKR since September 1996. Previously, he worked at Goldman Sachs & Co. from 1994 to 1996. He is also a director of The Boyd's Collection Ltd. and Shoppers Drug Mart. Mr. Bae serves on the Compensation and Executive Committees.
David Bell Director Age: 59
Mr. Bell became a director in May 2001. He has been the Chairman and the Chief Executive Officer of the Interpublic Group of Companies since February 2003 and was the Vice Chairman of the Interpublic Group of Companies from July 2001 to January 2003 and the Chairman of the Board and Chief Executive Officer of True North Communications Inc. from 1999 through 2001. From 1994 through March 1999, he was President and Chief Executive Officer of Bozell World Wide, a division of True North. Mr. Bell is a member of the Audit Committee.
Beverly C. Chell Vice Chairman, General Counsel, Secretary and Director Age: 60	Ms. Chell became Vice Chairman, General Counsel and Secretary of PRIMEDIA in November 1991 and a Director in March 1992.
Meyer Feldberg Director Age: 61
Professor Feldberg is Professor and Dean of the Columbia University Graduate School of Business and has been since 1989. He joined the Board in January 1997. He is also a director of UBS Funds Federated Department Stores, Inc., Revlon, Inc., SAPPI, Ltd., and Select Medical Corporation. He is the Chairman of the Audit Committee and a member of the Special Compensation Committee.

Perry Golkin Director Age: 49
Mr. Golkin became a Director of PRIMEDIA in November 1991. He is a General Partner of KKR Associates and was a General Partner of KKR from January 1, 1995 until January 1, 1996 when he became a member of the limited liability company which serves as the general partner of KKR. He is also a director of Walter Industries, Inc. and Willis Group Holdings Limited. Mr. Golkin is a member of the Compensation and Executive Committees.
H. John Greeniaus Director Age: 58
Mr. Greeniaus has been President of G-Force, Inc. since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. He became a director in June 1998. He is also a director of the Interpublic Group of Companies, Inc. He is a member of the Audit Committee and the Special Compensation Committee.
Henry R. Kravis Director Age: 59
Mr. Kravis became a Director of PRIMEDIA in November 1991. He is a Founding Partner of KKR and KKR Associates. Effective January 1, 1996, he became a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. He is also a director of Accuride Corporation, Alliance Imaging, Inc., Amphenol Corporation, Borden Chemical Inc., The Boyd's Collection Ltd., Evenflo Company, Inc., KinderCare Learning Centers, Inc., Sotheby's Holdings, Inc., and Willis Group Holdings Limited. Mr. Kravis is Chairman of the Compensation Committee and serves on the Executive Committee.
Charles G. McCurdy Interim Chief Executive Officer, President and Director Age: 47	Mr. McCurdy was appointed Interim Chief Executive Officer in April 2003 and has been President and a Director of PRIMEDIA since November 1991 and was also Treasurer from 1991 to August 1993.

Dean B. Nelson Interim Chairman of the Board and Director Age: 44
Mr. Nelson became a Director and Interim Chairman of the Board in April 2003. He has been the Chief Executive Officer of Capstone Consulting LLC ("Capstone") since March 2000. From August 1985 to February 2000, Mr. Nelson was employed by Boston Consulting Group, Inc. where he was a Senior Vice President from December 1998 to February 2000 and held various other positions from August 1985 to November 1998.
George R. Roberts Director Age: 59
Mr. Roberts became a Director of PRIMEDIA in March 1992. He is a Founding Partner of KKR and KKR Associates. Effective January 1, 1996, he became a managing member of the Executive Committee of the limited liability company which serves as the general partner of KKR. He is also a director of Borden Chemical, Inc., The Boyd's Collection Ltd., DPL Inc., KinderCare Learning Centers, Inc., Owens-Illinois, Inc., Safeway, Inc., and Willis Group Holdings Limited.

Messrs. Kravis and Roberts are first cousins.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. In 2002, non-employee directors received an annual all inclusive fee of $55,000 for all services on the Board and all committees, except that in connection with serving on the Audit Committee of the Board, and in recognition of the additional duties and time commitments required of Audit Committee members, each of Messrs. Bell, Feldberg and Greeniaus received an additional $25,000. Consistent with the past practices of the Company, as part of director's compensation for non-management, non-KKR directors, on May 24, 2002, the Company granted to each of Messrs. Bell, Feldberg and Greeniaus 50,000 options to purchase Common Stock of the Company at an exercise price of $2.02 per share under the PRIMEDIA Inc. 1992 Stock Purchase and Option Plan, as amended (the "Stock Option Plan").

Pursuant to the Directors' Deferred Compensation Plan, a non-employee director may elect to defer all or part of the fee. Deferred amounts are "credited" to an unfunded cash account or Common Stock equivalent account, as selected by the director. Interest, at PRIMEDIA's average borrowing rate, is credited quarterly for bookkeeping purposes to a director's cash account. Subject to certain restrictions, a director is permitted to take distributions in cash from a cash account or in shares of Common Stock or cash equivalent equal to the then value of credited shares, at the Company's option, in whole or in part, from his account following retirement or termination of service. Two of the non-employee directors have elected to defer their fees in Common Stock equivalents.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation
To Our Stockholders:

The Compensation Committee is responsible for administering executive compensation programs that are designed to:

  •  Match the Company's compensation plans to its business strategies as well as the external business environment;

  •  Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives;

  •  Maximize profitability through growth and cost efficiency, balancing appropriately the short-term and long-term goals of the Company;

  •  Align the interests of executives with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stockholder value; and

  •  Target executive compensation at a level sufficient to insure PRIMEDIA's ability to attract and retain superior executives.

The Committee believes that compensation for executive officers should be linked to performance. To achieve correlation between executive compensation and performance, the Company targets a significant portion of the compensation paid to an executive officer, assuming performance targets are met, to be at-risk incentive compensation directly related to the performance of the Company, its business units and its Common Stock. This includes annual and longer term cash bonuses, restricted stock awards, and stock option grants.

Base Salary.  Base salary is based on a qualitative evaluation of a variety of factors, including level of responsibility and individual performance. It is the policy of the Committee to review the base salaries of its most senior executives no more frequently than every 14 to 20 months. With a salary freeze in effect for the Company from October 2001 through December 31, 2002, no salary increases were granted during that period.

Annual Incentives.  Annual cash bonuses, principally contingent on meeting earnings and cash flow performance targets, are provided to senior executives and middle-managers. For 2002, over 1,000 senior executives and middle managers participated in the Company's various executive incentive plans. Each participant's incentive bonus opportunity is specially designed to reflect the participant's personal performance and performance of the entity of which the participant is part. Bonuses consider both financial performance of the participant's business and personal performance.

Long-Term Performance Awards.  The Company's 1992 Stock Purchase and Option Plan, as amended (the "Stock Option Plan"), provides that stock options, restricted stock and performance awards may be granted to key executives who contribute to the growth and profitability of the Company. During 2002, stock options were granted under the Stock Option Plan and both restricted stock and options are outstanding under the Plan.

Compensation of the Interim Chief Executive Officer and President.  Mr. McCurdy's salary in 2002 was $699,998. Mr. McCurdy was paid a bonus for 2002 of $320,000 the amount of which was determined based on the Company's achievement of certain financial targets and other performance measures. The terms of Mr. McCurdy's employment agreement are described under "Certain Relationships and Related Transactions" elsewhere in this proxy statement.

Compensation of the Interim Chairman of the Board.  The compensation for Mr. Nelson's services as Interim Chairman of the Board has not been finalized. For a description of amounts paid to Capstone by the Company in 2002, see "Certain Relationships and Related Transactions" elsewhere in this proxy statement.

Compensation of the former Chairman of the Board and Chief Executive Officer.  Mr. Rogers' salary in 2002 was $1,290,000. Mr. Rogers was paid a bonus for 2002 of $660,000 the amount of which was determined based on the Company's achievement of certain financial targets and other performance measures. The terms of Mr. Rogers' employment agreement are described under "Certain Relationships and Related Transactions" elsewhere in this proxy statement.

Policy with Respect to Qualifying Compensation for Deductibility and Other Matters.  Section 162(m) of the Code generally limits to $1,000,000 the annual tax deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken, to the extent it believes feasible, appropriate actions to preserve the deductibility of annual incentive, long-term performance, restricted stock and stock option awards. However, notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible if it believes that it is in the best interests of the Company and its stockholders. As the Company is not currently a taxpayer for federal income tax purposes, the loss of deductibility does not have a current effect on the Company.

                      COMPENSATION COMMITTEE
                      Henry R. Kravis, Chairman
                      Perry Golkin
                      Joseph Y. Bae

PERFORMANCE GRAPH

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1997 with dividends reinvested

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

The above graph assumes a $100 investment on December 31, 1997, and reinvestment of all dividends, in the Company's Common Stock, the S&P 500 Index and a composite peer group consisting of Emmis Communications Corp., Martha Stewart Living Omnimedia, Inc. (beginning after its initial public offering in the second quarter of 2000), Meredith Corp., Penton Media, Inc. (beginning after its initial public offering in the fourth quarter of 1998) and Reader's Digest Association Inc. (Class A).

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
PRIMEDIA Inc.	$100	$94	$131	$95	$34	$16
S&P © 500	$100	$129	$156	$141	$125	$97
Peer Group (5 Stocks)	$100	$109	$142	$131	$89	$73

Executive Compensation Table

The following table shows compensation paid for the fiscal years ended December 31, 2000 and 2001 and compensation payable for the fiscal year ended December 31, 2002 by the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company in 2002 in all capacities in which they served:

Long-Term Compensation
				Awards		Payouts
Annual Compensation
Name and Principal Position					Restricted Stock	Long-Term Plan(2)		All Other Compensation(3)
	Year	Salary	Bonus (1)	Stock Options
Thomas S. Rogers Former Chairman of the Board and Chief Executive Officer	2002 2001 2000	$1,290,000 1,248,463 1,200,004	$660,000 — 1,300,000	3,000,000 — —	— — —		— — —	$38,816 38,012 39,682
Charles G. McCurdy Interim Chief Executive Officer, President	2002 2001 2000	$699,998 699,998 679,803	$320,000 — 419,783	2,000,000 — 1,000,000	— — —	$	— — 117,600	$12,377 21,063 113,842
Beverly C. Chell Vice Chairman, General Counsel and Secretary	2002 2001 2000	$699,998 699,998 669,037	$320,000 — 692,116	1,100,000 — —	— — —	$	— — 117,600	$12,116 20,480 110,300
David Ferm Executive Vice President; President and CEO, PRIMEDIA Magazine and Media Group	2002 2001 2000	$685,577 697,690 557,306	$336,386 — 348,166	100,000 40,000 250,000	— — —		— — —	$5,001 5,100 —
Robert Metz Executive Vice President; CEO, Consumer Guides Group	2002 2001 2000	$400,000 399,525 374,998	$429,135 412,186 555,851	— 95,000 —	— — —		— — —	$2,126 7,081 11,271

(1)
During the calendar year ended December 31, 2002, all executive officers participated in the Company's annual executive incentive and discretionary performance plans. Under these plans, cash awards are contingent and are based on various factors including earnings performance and cash flow of the Company (or in the case of Messrs. Metz and Ferm, earnings and cash flow of the operations they respectively manage) and the executive's individual performance during the calendar year in question as evaluated by the committee overseeing the Executive Incentive Plan.
(2)
Payments made in 2000 were contingent on the attainment of cash flow targets pursuant to a Long-Term Incentive Compensation Plan. Ms. Chell and Mr. McCurdy are the only current employees of the Company who were eligible to participate in the Long-Term Incentive Compensation Plan. The Long-Term Incentive Compensation Plan was cancelled effective May 2000.
(3)
Represents contributions made by the Company for the benefit of the executives to the PRIMEDIA Thrift & Retirement Plan, a defined contribution plan covering most of the Company's employees, and interest and contributions to the PRIMEDIA Restoration Plan, a deferred unfunded program restoring to employees the amount of the Company contribution to the PRIMEDIA Thrift & Retirement Plan which the Company was not permitted to contribute because of the compensation limit on contributions to qualified plans under the Internal Revenue Code. Commencing January 1, 2001, the Company suspended contribution accruals to the Restoration Plan but continues to accrue interest on existing balances, which amounts are reflected under "All Other Compensation." In addition, the amounts set forth in the table for Mr. Rogers include payments made by the Company for additional Life Insurance and Long Term Disability Insurance.

Stock Option Grants in Last Fiscal Year(1)(2)

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Option Term(4)
	Number of Securities Underlying Options Granted (3)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price per Share	Expiration Date
					5%	10%
Thomas S. Rogers	900,000		$4.0000	04/16/12	$—	$1,208,790
	900,000		5.0000	04/16/12	—	308,790
	1,200,000		6.0000	04/16/12	—	—

	3,000,000	43.9%				$1,517,580
Charles G. McCurdy	600,000		$4.0000	04/16/12	$—	$805,860
	600,000		5.0000	04/16/12	—	205,860
	800,000		6.0000	04/16/12	—	—

	2,000,000	29.2%				$1,011,720
Beverly C. Chell	330,000		$4.0000	04/16/12	$—	$443,223
	330,000		5.0000	04/16/12	—	113,223
	440,000		6.0000	04/16/12	—	—

	1,100,000	16.1%				$556,446
David G. Ferm	30,000		$4.0000	07/01/12	$—	$40,293
	30,000		5.0000	07/01/12	—	10,293
	40,000		6.0000	07/01/12	—	—

	100,000	1.5%				$50,586
Increase in market value of PRIMEDIA Common Stock for all stockholders at assumed annual rates of stock price appreciation (as used in the table above) from $2.06 per share, over the ten-year period, based on approximately 284.6 million shares outstanding on December 31, 2002.	5% (to $3.3555/share) $368,745,223	10% (to $11.2828/share) $934,486,639

(1)
The options have exercise prices of $4, $5 and $6. The $4 options vest in equal monthly installments over the first four years following the date of grant. The $5 options automatically vest in 2010 but may vest earlier if the Company's EBITDA (as defined in the agreement) from continuing businesses exceeds $300 million in 2003. The $6 options vest automatically in 2010 but may vest earlier if (as to 75% thereof) 2004 EBITDA is $340 million and (as to the remainder) 2005 EBITDA is $380 million. In the event an EBITDA acceleration target (as set forth above) is met, the underlying options will vest when the financial statements for the relevant year are finalized. EBITDA acceleration targets are subject to adjustment by the Board of Directors to reflect acquisitions, divestitures and other material items not contemplated when the acceleration targets were set.
(2)
No Stock Appreciation Rights were granted to the named executive officers during 2002.
(3)
The options described above are intended to be treated for federal income tax purposes as Incentive Stock Options under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permissible under the Code. If for any reason, all or any of these options cannot be treated as Incentive Stock Options under the Code, the part of these options that cannot be treated as Incentive Stock Options shall be valid and outstanding non-qualified stock options.
(4)
Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Rogers	4,418,754	3,581,246	$—	$—
Charles G. McCurdy	2,578,542	2,537,500	$—	$—
Beverly C. Chell	1,818,359	1,064,125	$—	$—
David G. Ferm	114,375	275,625	$2,100	$6,300
Robert C. Metz	105,750	79,250	$4,988	$14,963

(1)
No options were exercised by the named executive officers in 2002.
(2)
The Company's stock price on December 31, 2002 was $2.06 per share.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Kravis and Golkin and Michael Tokarz in 2002, and upon Mr. Tokarz's resignation from the Board in May 2002, Mr. Bae became a member of the Compensation Committee. None of Messrs. Kravis, Tokarz, Bae or Golkin have been an officer or employee of the Company. Mr. Tokarz was through his resignation from the Board and each of Messrs. Kravis and Golkin are general partners of KKR Associates and members of KKR 1996 GP LLC, the general partners of the partnerships, which own as of February 28, 2003, approximately 61.70% of the outstanding Common Stock. As general partners of KKR Associates and members of KKR 1996 GP LLC, Messrs. Kravis and Golkin may be deemed to share beneficial ownership of the Common Stock beneficially owned by KKR Associates; however, they disclaim such beneficial ownership. See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management."

Employment Agreements

In April 2003, Mr. Rogers resigned as Chairman of the Board and Chief Executive Officer. The decision was made mutually by Mr. Rogers and the Board of Directors of the Company based on differences regarding the future direction of the Company. In September 1999, Mr. Rogers and the Company entered into an employment agreement expiring in December 2003 providing for an annual salary of $1,200,000, an annual target performance bonus of $800,000 and a potential annual discretionary bonus of up to $1,000,000 based on extraordinary performance. In May 2001, Mr. Rogers was granted a 7% increase in base salary which took effect in July 2001. Under the agreement, Mr. Rogers was granted 1,300,000 shares of restricted stock and 5,000,000 stock options. If Mr. Rogers' employment is terminated by the Company without cause or by Mr. Rogers following a Constructive Termination without Cause (as defined in the agreement), he is entitled to receive (a) his base salary through the date of termination, (b) his base salary for a period of 24 months following such termination, (c) a prorated portion of his annual incentive bonus based on his annual target bonus for such year, (d) his annual incentive bonus for a period of 24 months following such termination based on his annual target bonus in the year the termination occurs, (e) vesting of certain outstanding unvested stock options and restricted stock, and (f) continued coverage in PRIMEDIA's health benefit plans for a period of time determined by the agreement.

In April 2001, Ms. Chell entered into an agreement with the Company providing for an annual salary of $700,000, an annual target performance bonus of $385,000, and an additional annual discretionary bonus of $700,000 based on performance of certain start-up business areas for the Company. In the event of a Change of Control (as defined in the agreement) or if Ms. Chell's employment is terminated by reason of retirement or any other termination at or after age 65, Ms. Chell shall be entitled to receive $200,000 annually for life. If Ms. Chell's retirement occurs between the age of 60 and 65, the $200,000 annual payment shall be reduced by 7% for each year that payments commence prior to age 65, subject to adjustment in certain limited circumstances.

In April 2002, Mr. McCurdy entered into a four-year employment agreement providing for an annual salary of $700,000, an annual target performance bonus of $385,000, and an additional discretionary bonus based on his performance in connection with the restructuring/reformation program. Under the terms of Mr. McCurdy's agreement, if his employment is terminated by reason of death or disability, he is entitled to receive (a) his base salary through the end of the month in which death occurs or in which disability benefits commence, as applicable, (b) his annual incentive bonus based on his annual target bonus for such year, and (c) vesting of outstanding unvested stock options granted prior to 2002. If Mr. McCurdy's employment is terminated by the Company without cause or by Mr. McCurdy following a Constructive Termination without Cause (as defined in the agreement), he is entitled to receive (a) his base salary through the date of termination, (b) his base salary for a period of 24 months following the date of termination, (c) a prorated portion of his annual incentive bonus based on his annual target bonus for such year, (d) his annual incentive bonus for a period of 24 months following such termination based on his annual target bonus in the year the termination occurs, (e) vesting of outstanding unvested stock options granted prior to 2002, and (f) continued coverage in PRIMEDIA's health benefit plans for a period of time determined by the agreement. Mr. McCurdy shall be entitled to (a) all of the entitlements set forth in the immediately preceding sentence except that any reference to 24 months shall be substituted with 12 months if Mr. McCurdy's agreement is not renewed by the Company and (b) all of the rights and benefits set forth in the immediately preceding sentence and all other rights or benefits granted by the Company to Mr. McCurdy, whether pursuant to the agreement or otherwise, shall become vested (excluding any stock options granted in 2002 or thereafter which shall be governed by the relevant stock option agreement), in the event of a Change of Control (as defined in the agreement) of the Company. If Mr. McCurdy's employment is terminated by the Company with cause or Mr. McCurdy voluntary terminates this employment (excluding any termination following a Constructive Termination without Cause), Mr. McCurdy shall be entitled to (a) his base salary through the date of termination, and (b) exercise all vested options by the earlier of 45 days and the expiration date of such options and all unvested options shall be forfeited.

In March 2002, Mr. Ferm and the Company entered into an agreement extending his employment agreement through December 31, 2003. The agreement provides for a base salary of $750,000, an annual target performance bonus of $450,000 based on the performance of the PRIMEDIA Magazine and Media Group, of which Mr. Ferm is President and Chief Executive Officer. The agreement provides for the grant of stock options as described in the Executive Compensation Table. Under the terms of Mr. Ferm's agreement, if his employment is not renewed by the Company following its expiration or his employment is terminated by reason of death or disability or by Mr. Ferm voluntarily due to a material reduction of his duties, removal by the Company from his current position, relocation or a breach of the agreement by the Company, he is entitled to receive (a) his base salary through the date of termination, (b) his base salary for a period of 12 months from the date of termination, and (c) a prorated portion of his annual incentive bonus for the year in which such termination occurs. In the event of a Change of Control (as defined in the agreement), all unvested stock options granted pursuant to the agreement shall vest.

In February 2002, a three-year compensation plan was established for Mr. Metz and three other senior executives in the Consumer Guides Group. Under this plan, Mr. Metz has target payouts of $100,000, $150,000 and $450,000 for 2002, 2003 and 2004, respectively. This plan replaced a prior plan (payments to Mr. Metz in 2001 and 2000 under this prior plan are reflected on the Executive Compensation Table). Payment of any amount is contingent on the Consumer Guides Group achieving certain financial targets.

In 1999, Messrs. Rogers, McCurdy and Metz and Ms. Chell and in 2000, Mr. Ferm were granted stock options in some of the Company's subsidiaries generally known as the Internet entities. No information has been given about such options because such options have no value or liquidity. In March 2003, Messrs. Rogers, McCurdy and Ferm and Ms. Chell waived and released all of the stock options granted to each of them in those Internet entities.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 15, 2003 by (i) each beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned (1)	Percentage
KKR Associates (2) 9 West 57th Street New York, New York 10019	106,886,265	37.55%
KKR 1996 GP LLC (3) 9 West 57th Street New York, New York 10019	74,960,039	24.15%
Entities affiliated with Shapiro Capital Management Company, Inc. (4) 3060 Peachtree Road Suite 1555 N.W. Atlanta, Georgia 30305	16,665,926	6.45%
Joseph Y. Bae (2) (3)	—	*
David Bell (7)	17,750	*
Beverly C. Chell (5)	2,234,624	*
Meyer Feldberg (7)	135,000	*
David Ferm (5)	165,875	*
Perry Golkin (2) (3) (6)	65,835	*
H. John Greeniaus (7)	145,000	*
Henry R. Kravis (2) (3)	—	*
Charles G. McCurdy (5) (8)	3,257,812	1.13%
Robert Metz (5)	122,226	*
Dean Nelson (9)	2,800,000	*
George R. Roberts (2) (3) (6)	62,835	*
Thomas S. Rogers (5)	6,756,388	2.33%
All directors and executive officers as a group (19 persons)	16,411,623	5.53%

*
Less than one percent
(1)
For the purpose of this table, a person or group is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.
(2)
Shares of Common Stock shown as owned by KKR Associates are owned of record by MA Associates, L.P., FP Associates, L.P., Magazine Associates, L.P., Publishing Associates, L.P., Channel One Associates, L.P., and KKR Partners II, L.P., of which KKR Associates is the sole general partner and as to which it possessed sole voting and investment power. Messrs. Kravis, Roberts, and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly and Scott M. Stuart, as the general partners of KKR Associates, may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR Associates. Such persons disclaim beneficial ownership of such shares. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial ownership of such shares.
(3)
Of the shares shown as owned by KKR 1996 GP LLC, 49,190,039 shares are represented by shares of the Company's Common Stock, 7,870,000 shares are represented by warrants to purchase 7,870,000 shares of the Company's Common Stock which are currently exercisable by the holder and 17,900,000 shares are represented by 1,000,000 shares of Series J Convertible Preferred Stock which are convertible at the option of the holder into approximately 17,900,000 shares of the Company's Common Stock. The shares of Common Stock and Series J Convertible Preferred Stock (payment in kind at 12.5%) and the warrants to purchase Common Stock shown as owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P. and possesses sole voting and investment power. Messrs. Kravis, Roberts and Golkin (directors of PRIMEDIA) and Paul E. Raether, Michael W. Michelson, James H. Greene, Edward A. Gilhuly, Scott M. Stuart, Todd Fisher, Johannes Huth, Alexander Navab and Neil Richardson are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such shares and warrants. Messrs. Kravis and Roberts constitute the Executive Committee of KKR 1996 GP LLC. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial ownership of such shares and warrants.

(4)
Information based upon Schedule 13G (the "Schedule 13G") filed on February 6, 2003 by Shapiro Capital Management, Inc. ("SCMI"), Samuel R. Shapiro ("Shapiro") and The Kaleidoscope Fund, LP ("Kaleidoscope"). According to the Schedule 13G, 15,999,126 shares are owned by SCMI as to which it has sole voting and dispositive power, 221,700 shares may be deemed to be beneficially owned by Shapiro as to which he has sole voting and dispositive power and 445,100 shares are owned by Kaleidoscope as to which it has sole voting and dispositive power.
(5)
Of the shares shown as owned, 4,787,502, 2,816,042, 165,625, 105,750 and 1,838,984 shares, respectively, for Messrs. Rogers, McCurdy, Ferm and Metz and Ms. Chell are in fact represented by options to purchase Common Stock which were either exercisable on February 15, 2003 or become exercisable within 60 days thereafter.
(6)
Of the shares shown as owned, 62,835 and 62,835 shares, respectively, for Messrs. Golkin and Roberts are in fact represented by shares Messrs. Golkin and Roberts may be entitled to receive pursuant to the Directors' Deferred Compensation Plan. See "Compensation of Directors" elsewhere in this proxy statement for a description of the Directors' Deferred Compensation Plan.
(7)
Of the shares shown as owned, 6,250, 35,000 and 30,000 shares, respectively, for Messrs. Bell, Feldberg and Greeniaus are in fact represented by options to purchase Common Stock which were either exercisable on February 15, 2003 or become exercisable within 60 days thereafter.
(8)
Includes 160,000 shares held in trust for his minor children.
(9)
Of the shares shown as owned by Mr. Nelson, 1,800,000 shares are represented by 1,800,000 options to purchase the Company's Common Stock issued to Capstone, a consultant of the Company, for services performed, which options are currently exercisable by Capstone and 1,000,000 shares are represented by shares of the Company's Common Stock owned by Capstone. Mr. Nelson (a director of PRIMEDIA) is the Chief Executive Officer of Capstone and possesses sole voting and investment power with respect to such options and shares.

Equity Compensation Plan Information

The following table provides information about shares of the Company's Common Stock that may be issued upon the exercise of options, warrants and other rights and other equity compensation under the Company's equity compensation plans as of December 31, 2002:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders	21,845,502		$8.28	16,693,362	(1)
Equity Compensation Plans Not Approved by Security Holders (2)(3)(4)	2,677,000	(5)	$2.14	3,710,850	(6)

Total	24,522,502			20,404,212

(1)
Represents 13,154,498 shares of the Company's Common Stock which may be issued pursuant to future awards under the Stock Option Plan and 3,538,864 shares issuable pursuant to the PRIMEDIA Employee Stock Purchase Plan.
(2)
The number of shares issuable pursuant to the Directors' Deferred Compensation Plan described under the caption "Compensation of Directors" elsewhere in this proxy statement is not presently determinable.
(3)
The table does not include information for the following equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions pursuant to which there remain outstanding options or other warrants or rights (collectively, the "Assumed Plans"): Amended and Restated 1999 Non-Officer Stock Option/Stock Issuance Plan of

  About.com, Inc.; Glowbug.com, Inc. 2000 Stock Option/Stock Issuance Plan; Sombasa Media Inc. 1999 Stock Option Plan; 1999 Stock Option Plan of Wiseads Interactive, Inc.; About.com, Inc. Second Amended and Restated 1998 Stock Option/Stock Issuance Plan; and North Sky, Inc. (formerly Direct Connect, Inc.) 1997 Stock Option Plan. A total of 6,346,379 shares of the Company's Common Stock may be purchased under the Assumed Plans, at a weighted average price of $10.84. No further grants may be made under any Assumed Plan.

(4)
Excludes warrants to purchase 7,870,000 shares of the Company's Common Stock owned by KKR 1996 GP LLC. The warrants to purchase shares of the Company's Common Stock owned by KKR 1996 GP LLC are owned of record by KKR 1996 Fund L.P., of which KKR Associates 1996 L.P. is the sole general partner. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., and possesses sole voting and investment power. Messrs. Kravis, Roberts and Golkin (directors of PRIMEDIA) and nine other individuals are the members of KKR 1996 GP LLC. Each of such individuals disclaims beneficial ownership of such warrants. Messrs. Kravis and Roberts constitute the Executive Committee of KKR 1996 GP LLC. Mr. Bae (a director of PRIMEDIA) is a limited partner of KKR Associates and an executive of KKR. He disclaims beneficial ownership of such warrants.
(5)
Represents 1,800,000 options to purchase the Company's Common Stock issued to Capstone, a consultant of the Company, for services performed, and 877,000 options to purchase the Company's Common Stock issued to Bill Day pursuant to the PRIMEDIA Inc. 2001 Stock Incentive Plan (the "2001 Plan"). See "Certain Relationships and Related Transactions" elsewhere in this proxy statement for a description of the stock options issued to Capstone.
(6)
Represents 3,710,850 shares of the Company's Common Stock which may be issued pursuant to future awards under the 2001 Plan. In connection with the Company's acquisition of About, the Company established the 2001 Plan to provide certain key executives of About grants of stock options in the Company's Common Stock. The 2001 Plan permits the grant of stock options, Incentive Stock Options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares and other stock-based grants. The only outstanding incentive award under the 2001 Plan is the 877,000 options to purchase Common Stock granted to Mr. Day in 2001 and reflected in the table above. The Company has no present intention to issue any additional incentive awards under the 2001 Plan. The stock options that were granted pursuant to the 2001 Plan expire ten years from the date of grant, vest at a rate of 20% per year over a five-year period commencing on the effective date of the grant and have an exercise price of $2.85.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company financed its acquisition of EMAP in part by issuing 1,000,000 shares of Series J Convertible Preferred Stock to KKR 1996 Fund (a limited partnership associated with KKR) for $125 million. The Company was required to issue to KKR 1996 Fund additional warrants to purchase up to 4,000,000 shares of the Company's Common Stock at an exercise price of $7 per share, subject to adjustment contingent upon the length of time that the Series J Convertible Preferred Stock was outstanding. If the Series J Convertible Preferred Stock was outstanding for three, six, nine or twelve months from the date of issuance, KKR 1996 Fund was required to receive additional warrants to purchase 250,000, 1 million, 1.25 million and 1.5 million shares of the Company's Common Stock, respectively. Since the Series J Convertible Preferred Stock was outstanding for three, six, nine and twelve months from the date of issuance, in November 2001, February 2002, May 2002 and August 2002, the Company issued to KKR 1996 Fund warrants to purchase 250,000, 1 million, 1.25 million and 1.5 million shares of the Company's Common Stock, respectively. The Company ascribed a value of $498,000, $2,160,000, $1,988,000 and $1,743,000 to these warrants using the Black Scholes pricing model. These warrants expire on the earlier of ten years from the date of issuance or a change in control.

All of the above described financing transactions between the Company and KKR were reviewed by and recommended for approval by the Special Committee of the Board which retained its own counsel and investment banker to advise it as to the financing transactions.

From time to time, KKR, which is an affiliate of KKR Associates, may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. In addition, KKR renders management, consulting, acquisition and financial services to the Company for an annual fee of $1 million payable quarterly in arrears. The Company believes that this fee is no less favorable than that which could be obtained for comparable services from unaffiliated third parties. Partners of KKR who also serve as directors of the Company do not receive additional compensation for service in such capacity, other than customary director's fees.

On April 5, 2001, the Company sold the capital stock of QWIZ, Inc. and QWIZ (UK) Limited to QWIZ Acquisition Corporation ("QWIZ Acquisition") in exchange for $7 million in cash plus preferred stock of QWIZ Acquisition having a liquidation value at such time of $3 million. On May 17, 2002, QWIZ Acquisition repurchased from the Company all of the preferred stock in QWIZ Acquisition held by the Company for a cash payment in the amount of $735,872. Mr. Tokarz, a former director of the Company, owns more than 10% of QWIZ Acquisition.

In 2001, the Company retained Capstone to provide consulting services to the Company primarily to identify and advise on potential opportunities to reduce costs at the Company. In 2002, the Company paid Capstone $800,000 in cash for consulting services received. In addition, on July 26, 2002, the Company granted 1,800,000 options to purchase the Company's Common Stock to Capstone for services received. These options are fully vested as of the grant date, have a ten year life and an exercise price of $1.80 per share. The exercise price equals 200% of the share price on the grant date. Capstone also provided consulting services to the Company in the first quarter of 2003. The amount payable to Capstone for such services has not yet been finally determined; however the Company believes that the fee for such services will not exceed $450,000. Mr. Nelson, a director of the Company, is the Chief Executive Officer of Capstone. Related non-cash compensation of $990,000 determined using the Black Scholes pricing model, was recorded for the year ended December 31, 2002.

See "Employment Agreements" elsewhere in this proxy statement for a description of the employment agreements between the Company and certain executive officers and a former executive officer.

SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has recommended to the Board that Deloitte & Touche LLP, which firm has been the independent auditors of the Company since the Company's inception in 1992 (and its predecessors from 1989), be continued as auditors for the Company. The stockholders are being asked to approve the Board's decision to retain Deloitte & Touche LLP for the fiscal year ending December 31, 2003. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

Accounting Fees

The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2002 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which included Deloitte Consulting to which the Company paid no fees during 2002.

	2002	2001
Audit Fees	$4,561,000	$3,843,000

Audit Related Fees
SEC Filings	43,000	466,000
Acquisition-related Services	2,305,000	1,014,000
Other	200,000	283,000

Total Audit Related	2,548,000	1,763,000

Total Audit and Audit Related	$7,109,000	$5,606,000

Consulting	$0	$1,195,000
Tax Fees	184,000	45,000
All Other Fees	0	94,000

Total Non Audit	$184,000	$1,334,000

Total	$7,293,000	$6,940,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of the four categories of services to the Audit Committee for approval.

1.  Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.  Audit-Related services are for assurance and related services that are typically performed by the independent auditor, including acquisition and divestiture related services and services related to SEC filings.

3.  Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.  Other Fees are those associated with services not captured in the other categories.

Beginning in 2003, prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

In accordance with the Audit Committee Charter, attached hereto as Annex A, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PRIMEDIA Inc. During year 2002, the Committee met nine times, including meetings whereby the Committee discussed the interim financial information contained in each quarterly earnings announcement and in each quarterly Form 10-Q with senior management, including the Chief Financial Officer and Controller, as well as the independent auditors, Deloitte & Touche, prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee also considered whether the provision of non-audit related services is compatible with maintaining the auditors' independence. The Committee satisfied itself as to the auditors' independence. Nonetheless, the Audit Committee determined that the Company will not retain Deloitte Consulting in fiscal year 2003.

The Committee also discussed with management and the internal auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The Audit Committee responsibility is to monitor and review the financial processes and procedures designed to insure compliance with accounting standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management, the independent auditors and the internal auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: April 29, 2003

NAME OF COMMITTEE CHAIR Dean Meyer Feldberg

NAMES OF COMMITTEE MEMBERS H. John Greeniaus

David Bell

The Board of Directors Recommends a Vote FOR the Selection of Independent Auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of its equity securities to file reports of ownership and reports of changes in ownership of such equity securities with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements, except that due to the recent changes in the law requiring expedited filings of Form 4 statements, Form 4 statements were inadvertently filed late by Perry Golkin and George Roberts in connection with the "crediting" of the Company's Common Stock to their accounts in lieu of their director's fees on September 30, 2002 and December 31, 2002. In addition, Mr. Feldberg was late in filing a Form 4 Statement required to be filed in connection with the purchase by Mr. Feldberg of 50,000 shares of the Company's Common Stock on June 28, 2002.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of Georgeson & Co., at an anticipated cost of less than $5,000, plus reimbursement of out-of-pocket expenses.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including certified financial statements and all other information required to be included in an annual report to shareholders, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Stockholders.

2004 ANNUAL MEETING

For a stockholder to bring matters before the 2004 Annual Meeting, notice must be received by the Company within the time limits described below. The notice must include a description of the proposed business, the reasons therefore and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 2004 Annual Meeting, notice must be received by the Company on or before December 30, 2003. In each case, the notice must be given to the Secretary of the Company, whose address is 745 Fifth Avenue, New York, New York, 10151. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                        Beverly C. Chell
                         Vice Chairman and Secretary

April 29, 2003

ANNEX A

Audit Committee Charter

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgement. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed and updated annually.

Responsibilities

The audit committee's primary responsibilities include:

  •
  Primary input into the recommendation to the board for the selection and retention of the independent auditors that audits the financial statements of the corporation. In the process, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit scope, receive and review all reports and will provide to the independent auditors full access to the committee (and the board) to report on any and all appropriate matters.

  •
  Provision of guidance and oversight to the internal audit function of the corporation, including review of the organization, plans and results of such activity.

  •
  Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

  •
  Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

  •
  Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.

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Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.
CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING
1-866-257-2279 CALL TOLL-FREE TO VOTE • IT'S FAST AND CONVENIENT

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

/ /	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	/X/ Votes must be indicated (x) in Black or Blue ink.
1. Election of Directors
FOR all nominees listed below	/ /	WITHHOLD AUTHORITY to vote for all nominees listed below	/ /	*EXCEPTIONS	/ /
Nominees:
01 — Joseph Y. Bae,
02 — David Bell,
03 — Beverly C. Chell,
04 — Meyer Feldberg,
05 — Perry Golkin,
06 — H. John Greeniaus,
07 — Henry R. Kravis,
08 — Dean B. Nelson,
09 — Charles G. McCurdy,
10 — George R. Roberts.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).
*Exceptions
2.	To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003.	FOR / /	AGAINST / /	ABSTAIN / /
3.	Transact such other business as may properly come before the meeting.
In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
To change your address, please mark this box.				/ /
To include any comments, please mark this box.				/ /
S C A N L I N E

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date    Share Owner sign here                  Co-Owner sign here

PRIMEDIA Inc.
745 FIFTH AVENUE
NEW YORK, NEW YORK 10151

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2003

Dear Stockholder:

The Annual Meeting of Stockholders of PRIMEDIA Inc. will be held at 10:00 a.m. on Wednesday, May 14, 2003 at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, for the following purposes:

  (1)
  To elect ten directors to the Board of Directors
  (2)
  To approve selection of independent public accountants for the fiscal year ending December 31, 2003; and
  (3)
  Transact such other business as may properly come before the meeting.

Only holders of Common Stock of PRIMEDIA Inc. of record at the close of business on April 3, 2003 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy card on the reverse side, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS
/S/ BEVERLY C CHELL BEVERLY C. CHELL Vice Chairman and Secretary

PRIMEDIA Inc.

PROXY CARD

This proxy is solicited on behalf of the Board of Directors of
PRIMEDIA Inc.
for the Annual Meeting on May 14, 2003

The undersigned appoints Maureen Sheehan and Christopher Fraser, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of PRIMEDIA Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

                    PRIMEDIA INC.
                    P.O. Box 11283
                    NEW YORK, N.Y. 10203-0283

(Continued, and to be signed and dated on reverse side.)